Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER 2015

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER 2015

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Per Share Related Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Loans	8
Purchase Accounting Accretion and Valuation of Purchased Impaired Loans	8
Allowance for Credit Losses	9
Nonperforming Assets and Troubled Debt Restructurings	10-11
Accruing Loans Past Due	12

Business Segment Results:

Descriptions	13
Period End Employees	13
Income and Revenue	14
Retail Banking	15-16
Corporate & Institutional Banking	17-18
Asset Management Group	19
Residential Mortgage Banking	20
Non-Strategic Assets Portfolio	21
Glossary of Terms	22-26

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 15, 2016. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Fourth Quarter and Full Year 2015 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Average Consolidated Balance Sheet	4-5
5	Supplemental Average Balance Sheet Information	5
6	Details of Net Interest Margin	6
7	Total and Core Net Interest Income	7
8	Details of Net Interest Margin	7
9	Details of Core Net Interest Margin	7
10	Details of Loans	8
11	Accretion - Purchased Impaired Loans	8
12	Valuation of Purchased Impaired Loans	8
13	Change in Allowance for Loan and Lease Losses	9
14	Nonperforming Assets By Type	10
15	Change in Nonperforming Assets	11
16	Largest Individual Nonperforming Assets at December 31, 2015	11
17	Summary of Troubled Debt Restructurings	11
18	Accruing Loans Past Due 30 To 59 Days	12
19	Accruing Loans Past Due 60 To 89 Days	12
20	Accruing Loans Past Due 90 Days or More	12
21	Period End Employees	13
22	Summary of Business Segment Income and Revenue	14
23	Retail Banking	15-16
24	Corporate & Institutional Banking	17-18
25	Asset Management Group	19
26	Residential Mortgage Banking	20
27	Non-Strategic Assets Portfolio	21

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Interest Income
Loans	$1,806	$1,804	$1,791	$1,802	$1,835	$7,203	$7,427
Investment securities	443	423	407	406	398	1,679	1,624
Other	109	114	107	111	104	441	380

Total interest income	2,358	2,341	2,305	2,319	2,337	9,323	9,431

Interest Expense
Deposits	106	107	98	92	86	403	325
Borrowed funds	160	172	155	155	154	642	581

Total interest expense	266	279	253	247	240	1,045	906

Net interest income	2,092	2,062	2,052	2,072	2,097	8,278	8,525

Noninterest Income
Asset management	399	376	416	376	376	1,567	1,513
Consumer services	349	341	334	311	321	1,335	1,254
Corporate services	394	384	369	344	397	1,491	1,415
Residential mortgage	113	125	164	164	135	566	618
Service charges on deposits	170	172	156	153	180	651	662
Net gains (losses) on sales of securities (a)	2	(9)	8	42	—	43	4
Other	334	324	367	269	441	1,294	1,384

Total noninterest income	1,761	1,713	1,814	1,659	1,850	6,947	6,850

Total revenue	3,853	3,775	3,866	3,731	3,947	15,225	15,375
Provision For Credit Losses	74	81	46	54	52	255	273
Noninterest Expense
Personnel	1,252	1,222	1,200	1,157	1,170	4,831	4,611
Occupancy	208	209	209	216	216	842	833
Equipment	245	227	231	222	234	925	859
Marketing	56	64	67	62	67	249	253
Other	635	630	659	692	852	2,616	2,932

Total noninterest expense	2,396	2,352	2,366	2,349	2,539	9,463	9,488

Income before income taxes and noncontrolling interests	1,383	1,342	1,454	1,328	1,356	5,507	5,614
Income taxes	361	269	410	324	299	1,364	1,407

Net income	1,022	1,073	1,044	1,004	1,057	4,143	4,207

Less: Net income (loss) attributable to noncontrolling interests	14	18	4	1	21	37	23
Preferred stock dividends and discount accretion and redemptions (b)	43	64	48	70	48	225	237

Net income attributable to common shareholders	$965	$991	$992	$933	$988	$3,881	$3,947

Earnings Per Common Share
Basic	$1.90	$1.93	$1.92	$1.79	$1.88	$7.52	$7.44
Diluted	$1.87	$1.90	$1.88	$1.75	$1.84	$7.39	$7.30

Average Common Shares Outstanding
Basic	506	512	517	521	524	514	529
Diluted	513	520	525	529	532	521	537

Efficiency	62%	62%	61%	63%	64%	62%	62%
Noninterest income to total revenue	46%	45%	47%	44%	47%	46%	45%
Effective tax rate (c)	26.1%	20.0%	28.2%	24.4%	22.1%	24.8%	25.1%

(a)	Net gains (losses) on sales of securities was less than $.5 million for the three months ended December 31, 2014.
(b)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Assets
Cash and due from banks (a)	$4,065	$3,835	$4,412	$4,151	$4,360
Federal funds sold and resale agreements (b)	1,369	1,534	1,971	1,893	1,852
Trading securities	1,726	1,901	2,334	2,151	2,353
Interest-earning deposits with banks (a) (c)	30,546	34,224	33,969	31,198	31,779
Loans held for sale (b)	1,540	2,060	2,357	2,423	2,262
Investment securities	70,528	68,066	61,362	60,768	55,823
Loans (a) (b)	206,696	204,983	205,153	204,722	204,817
Allowance for loan and lease losses (a)	(2,727)	(3,237)	(3,272)	(3,306)	(3,331)

Net loans	203,969	201,746	201,881	201,416	201,486
Goodwill	9,103	9,103	9,103	9,103	9,103
Mortgage servicing rights	1,589	1,467	1,558	1,333	1,351
Other intangible assets	379	407	435	463	493
Equity investments (a) (d)	10,587	10,497	10,531	10,523	10,728
Other (a) (b)	23,092	27,285	24,032	25,538	23,482

Total assets	$358,493	$362,125	$353,945	$350,960	$345,072

Liabilities
Deposits
Noninterest-bearing	$79,435	$78,239	$77,369	$74,944	$73,479
Interest-bearing	169,567	166,740	162,335	161,559	158,755

Total deposits	249,002	244,979	239,704	236,503	232,234
Borrowed funds
Federal funds purchased and repurchase agreements	1,777	2,077	2,190	2,202	3,510
Federal Home Loan Bank borrowings	20,108	21,664	22,193	21,224	20,005
Bank notes and senior debt	21,298	19,749	18,529	16,205	15,750
Subordinated debt	8,556	9,242	9,121	9,228	9,151
Commercial paper	14	1,125	2,956	4,399	4,995
Other (a) (b)	2,779	2,806	3,287	3,571	3,357

Total borrowed funds	54,532	56,663	58,276	56,829	56,768
Allowance for unfunded loan commitments and letters of credit	261	266	246	234	259
Accrued expenses (a)	4,975	5,185	5,031	5,039	5,187
Other (a)	3,743	8,754	4,776	5,917	4,550

Total liabilities	312,513	315,847	308,033	304,522	298,998

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542, 542, 542, 541, and 541 shares	2,708	2,708	2,708	2,706	2,705
Capital surplus - preferred stock	3,452	3,450	3,449	3,948	3,946
Capital surplus - common stock and other	12,745	12,675	12,632	12,561	12,627
Retained earnings	29,043	28,337	27,609	26,882	26,200
Accumulated other comprehensive income (loss)	130	615	379	703	503
Common stock held in treasury at cost: 38, 32, 26, 21 and 18 shares	(3,368)	(2,837)	(2,262)	(1,775)	(1,430)

Total shareholders’ equity	44,710	44,948	44,515	45,025	44,551
Noncontrolling interests	1,270	1,330	1,397	1,413	1,523

Total equity	45,980	46,278	45,912	46,438	46,074

Total liabilities and equity	$358,493	$362,125	$353,945	$350,960	$345,072

(a)	Amounts include consolidated variable interest entities. Our third quarter 2015 Form 10-Q included, and our 2015 Form 10-K will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2015 Form 10-Q included, and our 2015 Form 10-K will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $30.0 billion, $33.8 billion, $33.6 billion, $30.8 billion, and $31.4 billion as of December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Basic
Net income	$1,022	$1,073	$1,044	$1,004	$1,057	$4,143	$4,207
Less:
Net income (loss) attributable to noncontrolling interests	14	18	4	1	21	37	23
Preferred stock dividends and discount accretion and redemptions (a)	43	64	48	70	48	225	237

Net income attributable to common shareholders	965	991	992	933	988	3,881	3,947
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	4	—	—	2	2	17	11

Net income attributable to basic common shares	$961	$991	$992	$931	$986	$3,864	$3,936
Basic weighted-average common shares outstanding	506	512	517	521	524	514	529
Basic earnings per common share	$1.90	$1.93	$1.92	$1.79	$1.88	$7.52	$7.44

Diluted
Net income attributable to basic common shares	$961	$991	$992	$931	$986	$3,864	$3,936
Less: Impact of BlackRock earnings per share dilution	4	4	5	5	5	18	18

Net income attributable to diluted common shares	$957	$987	$987	$926	$981	$3,846	$3,918
Basic weighted-average common shares outstanding	506	512	517	521	524	514	529
Dilutive potential common shares	7	8	8	8	8	7	8

Diluted weighted-average common shares outstanding	513	520	525	529	532	521	537
Diluted earnings per common share	$1.87	$1.90	$1.88	$1.75	$1.84	$7.39	$7.30

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$23,777	$21,813	$20,550	$19,290	$17,745	$21,371	$18,935
Non-agency	4,089	4,279	4,480	4,657	4,832	4,374	5,106
Commercial mortgage-backed	6,709	6,228	6,286	6,260	5,799	6,372	5,461
Asset-backed	5,280	5,287	5,228	5,140	5,089	5,234	5,321
U.S. Treasury and government agencies	8,996	6,558	5,204	5,142	5,140	6,486	4,837
State and municipal	1,991	1,995	1,973	1,969	1,935	1,982	2,148
Other debt	1,963	1,837	1,796	1,777	1,780	1,844	2,016
Corporate stocks and other	657	542	414	457	433	518	402

Total securities available for sale	53,462	48,539	45,931	44,692	42,753	48,181	44,226
Securities held to maturity
Residential mortgage-backed	9,345	8,352	8,196	7,035	5,832	8,238	5,885
Commercial mortgage-backed	1,878	1,927	2,005	2,097	2,257	1,976	2,502
Asset-backed	723	733	743	755	767	738	908
U.S. Treasury and government agencies	257	254	252	249	247	253	243
State and municipal	1,965	1,979	2,004	2,018	2,048	1,992	1,727
Other	228	289	311	320	324	287	329

Total securities held to maturity	14,396	13,534	13,511	12,474	11,475	13,484	11,594

Total investment securities	67,858	62,073	59,442	57,166	54,228	61,665	55,820
Loans
Commercial	98,212	97,926	98,364	97,866	95,646	98,093	92,411
Commercial real estate	26,714	25,228	24,812	23,924	23,176	25,177	22,646
Equipment lease financing	7,501	7,683	7,556	7,539	7,621	7,570	7,567
Consumer	59,108	59,584	60,240	61,476	62,213	60,094	62,529
Residential real estate	14,486	14,406	14,416	14,350	14,223	14,415	14,495

Total loans	206,021	204,827	205,388	205,155	202,879	205,349	199,648
Interest-earning deposits with banks	31,509	37,289	32,368	30,405	27,701	32,908	19,204
Loans held for sale	1,897	2,048	2,092	2,246	2,205	2,070	2,123
Federal funds sold and resale agreements	1,469	1,598	1,959	1,655	1,771	1,669	1,446
Other	5,109	5,033	5,470	5,046	5,121	5,164	5,064

Total interest-earning assets	313,863	312,868	306,719	301,673	293,905	308,825	283,305
Noninterest-earning assets:
Allowance for loan and lease losses	(3,204)	(3,265)	(3,309)	(3,317)	(3,383)	(3,273)	(3,482)
Cash and due from banks	4,115	3,890	3,954	4,067	4,176	4,006	3,945
Other	45,622	45,094	45,276	45,634	44,948	45,406	44,085

Total assets	$360,396	$358,587	$352,640	$348,057	$339,646	$354,964	$327,853

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 4: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$81,199	$84,554	$81,857	$79,994	$77,696	$81,911	$75,513
Demand	47,778	46,390	46,281	46,131	44,389	46,649	43,367
Savings	17,851	14,150	13,775	13,053	12,410	14,719	11,990
Retail certificates of deposit	17,916	18,392	18,334	18,541	18,700	18,294	19,636
Time deposits in foreign offices and other time	2,709	2,361	2,300	2,192	2,754	2,392	2,308

Total interest-bearing deposits	167,453	165,847	162,547	159,911	155,949	163,965	152,814
Borrowed funds
Federal funds purchased and repurchase agreements	1,925	2,298	2,718	3,116	3,339	2,510	3,560
Federal Home Loan Bank borrowings	20,796	21,882	22,001	20,774	16,786	21,365	14,863
Bank notes and senior debt	20,458	19,455	16,408	15,351	15,395	17,937	14,114
Subordinated debt	8,600	8,882	8,861	8,851	8,812	8,796	8,559
Commercial paper	302	1,867	3,640	4,986	4,735	2,684	4,861
Other	2,932	3,147	3,537	3,274	3,303	3,221	2,860

Total borrowed funds	55,013	57,531	57,165	56,352	52,370	56,513	48,817

Total interest-bearing liabilities	222,466	223,378	219,712	216,263	208,319	220,478	201,631
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	79,479	77,553	75,299	73,178	73,468	76,398	70,108
Allowance for unfunded loan commitments and letters of credit	266	246	234	260	251	251	238
Accrued expenses and other liabilities	12,297	11,667	11,540	12,326	11,639	11,959	10,530
Equity	45,888	45,743	45,855	46,030	45,969	45,878	45,346

Total liabilities and equity	$360,396	$358,587	$352,640	$348,057	$339,646	$354,964	$327,853

(a) Calculated using average daily balances.

Table 5: Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$167,453	$165,847	$162,547	$159,911	$155,949	$163,965	$152,814
Noninterest-bearing deposits	79,479	77,553	75,299	73,178	73,468	76,398	70,108

Total deposits	$246,932	$243,400	$237,846	$233,089	$229,417	$240,363	$222,922
Common shareholders’ equity	$41,156	$40,910	$40,818	$40,603	$40,522	$40,873	$39,820

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 6: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.55%	2.47%	2.43%	2.67%	2.72%	2.53%	2.66%
Non-agency	4.90	4.83	4.70	4.51	4.33	4.73	4.78
Commercial mortgage-backed	2.85	3.20	3.03	3.19	3.37	3.06	3.52
Asset-backed	2.14	2.15	2.12	2.08	2.15	2.12	1.97
U.S. Treasury and government agencies	1.09	1.36	1.12	1.27	1.21	1.22	1.18
State and municipal	4.72	4.83	4.76	4.45	4.58	4.69	4.47
Other debt	2.44	2.44	4.01	2.53	3.25	2.82	2.58
Corporate stocks and other	.21	.26	.10	.10	.11	.19	—
Total securities available for sale	2.53	2.66	2.69	2.75	2.82	2.65	2.82
Securities held to maturity
Residential mortgage-backed	2.98	3.05	2.95	3.26	3.60	3.05	3.52
Commercial mortgage-backed	3.67	3.65	3.63	4.16	4.09	3.80	3.96
Asset-backed	1.61	1.57	1.53	1.52	1.50	1.49	1.54
U.S. Treasury and government agencies	3.82	3.82	3.81	3.77	3.82	3.95	3.70
State and municipal	5.48	5.50	5.49	5.52	5.50	5.52	5.50
Other	3.32	3.37	3.12	2.89	3.02	3.14	3.04
Total securities held to maturity	3.36	3.43	3.37	3.67	3.88	3.46	3.74
Total investment securities	2.71	2.83	2.85	2.95	3.05	2.83	3.02
Loans
Commercial	2.97	3.02	3.00	2.98	3.04	3.03	3.28
Commercial real estate	3.47	3.35	3.44	3.80	3.88	3.56	4.06
Equipment lease financing	3.41	3.42	3.45	3.47	3.97	3.43	3.67
Consumer	4.15	4.18	4.13	4.21	4.11	4.17	4.17
Residential real estate	4.79	4.76	4.91	4.88	4.90	4.84	4.97
Total loans	3.52	3.54	3.54	3.59	3.63	3.57	3.78
Interest-earning deposits with banks	.29	.25	.25	.25	.29	.26	.26
Loans held for sale	4.66	4.23	4.33	4.20	4.67	4.35	4.66
Federal funds sold and resale agreements	.29	.33	.22	.22	.28	.24	.35
Other	4.83	5.33	4.65	5.43	4.56	5.07	4.50
Total yield on interest-earning assets	3.03	3.02	3.06	3.15	3.21	3.08	3.40
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.25	.29	.27	.24	.20	.26	.19
Demand	.06	.06	.05	.06	.06	.06	.05
Savings	.33	.18	.17	.15	.14	.22	.12
Retail certificates of deposit	.69	.68	.68	.71	.72	.69	.74
Time deposits in foreign offices and other time	.16	.17	.16	.19	.20	.17	.17
Total interest-bearing deposits	.25	.26	.24	.23	.22	.25	.21
Borrowed funds
Federal funds purchased and repurchase agreements	.14	.14	.14	.12	.11	.12	.08
Federal Home Loan Bank borrowings	.52	.49	.46	.45	.46	.49	.49
Bank notes and senior debt	1.11	1.27	1.19	1.36	1.35	1.24	1.43
Subordinated debt	2.65	2.81	2.61	2.64	2.64	2.68	2.56
Commercial paper	.39	.38	.35	.34	.31	.37	.29
Other	2.16	2.03	1.95	1.99	2.25	2.05	2.45
Total borrowed funds	1.15	1.18	1.07	1.10	1.17	1.14	1.19
Total rate on interest-bearing liabilities	.47	.49	.46	.46	.45	.47	.45

Interest rate spread	2.56	2.53	2.60	2.69	2.76	2.61	2.95
Impact of noninterest-bearing sources (b)	.14	.14	.13	.13	.13	.13	.13

Net interest margin	2.70%	2.67%	2.73%	2.82%	2.89%	2.74%	3.08%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, were $48 million, $50 million, $49 million, $49 million and $49 million, respectively. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2015 and December 31, 2014 were $196 million and $189 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 7: Total and Core Net Interest Income

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Core net interest income (a)	$2,002	$1,972	$1,941	$1,944	$1,971	$7,859	$7,942
Total purchase accounting accretion
Scheduled accretion net of contractual interest	64	71	83	95	94	313	456
Excess cash recoveries (b)	26	19	28	33	32	106	127

Total purchase accounting accretion (c)	90	90	111	128	126	419	583

Total net interest income	$2,092	$2,062	$2,052	$2,072	$2,097	$8,278	$8,525

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Relates to excess cash recoveries for purchased impaired commercial loans.
(c)	Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to Table 11: Accretion - Purchased Impaired Loans for details for certain of these periods.

Table 8: Details of Net Interest Margin (d)

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.71%	2.83%	2.85%	2.95%	3.05%	2.83%	3.02%
Total loans	3.52	3.54	3.54	3.59	3.63	3.57	3.78
Other	1.08	.99	1.03	1.14	1.15	1.06	1.37
Total yield on interest-earning assets	3.03	3.02	3.06	3.15	3.21	3.08	3.40

Rate on interest-bearing liabilities
Total interest-bearing deposits	.25	.26	.24	.23	.22	.25	.21
Total borrowed funds	1.15	1.18	1.07	1.10	1.17	1.14	1.19
Total rate on interest-bearing liabilities	.47	.49	.46	.46	.45	.47	.45

Interest rate spread	2.56	2.53	2.60	2.69	2.76	2.61	2.95
Impact of noninterest-bearing sources	.14	.14	.13	.13	.13	.13	.13

Net interest margin	2.70%	2.67%	2.73%	2.82%	2.89%	2.74%	3.08%

(d)	See note (a) on page 6.

Table 9: Details of Core Net Interest Margin (e)

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.66%	2.77%	2.78%	2.89%	2.98%	2.77%	2.96%
Total loans	3.34	3.36	3.32	3.33	3.38	3.36	3.49
Other	1.06	.99	1.03	1.13	1.14	1.05	1.37
Total yield on interest-earning assets	2.90	2.89	2.90	2.96	3.02	2.93	3.18

Rate on interest-bearing liabilities
Total interest-bearing deposits	.26	.26	.25	.24	.23	.26	.23
Total borrowed funds	1.02	1.06	.96	.99	1.03	1.02	1.05
Total rate on interest-bearing liabilities	.44	.46	.44	.44	.43	.45	.43

Interest rate spread	2.46	2.43	2.46	2.52	2.59	2.48	2.75
Impact of noninterest-bearing sources	.14	.14	.13	.13	.13	.13	.13

Core net interest margin	2.60	2.57	2.59	2.65	2.72	2.61	2.88
Purchase accounting accretion impact on net interest margin	.10	.10	.14	.17	.17	.13	.20

Net interest margin	2.70%	2.67%	2.73%	2.82%	2.89%	2.74%	3.08%

(e)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 10: Details of Loans (Unaudited)

In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Commercial
Retail/wholesale trade	$16,661	$16,986	$17,162	$17,126	$16,972
Manufacturing	19,014	19,649	19,775	20,057	18,744
Service providers	13,970	13,550	14,054	13,916	14,103
Real estate related (a)	11,659	11,492	10,931	10,744	10,812
Financial services	7,234	5,511	5,966	6,306	6,178
Health care	9,210	9,397	9,396	9,192	9,017
Other industries	20,860	20,842	20,849	20,309	21,594

Total commercial	98,608	97,427	98,133	97,650	97,420

Commercial real estate
Real estate projects (b)	15,697	15,333	15,142	15,057	14,577
Commercial mortgage	11,771	10,760	9,664	9,498	8,685

Total commercial real estate	27,468	26,093	24,806	24,555	23,262

Equipment lease financing	7,468	7,644	7,783	7,470	7,686

Total commercial lending	133,544	131,164	130,722	129,675	128,368

Consumer
Home equity
Lines of credit	18,828	19,309	19,589	19,918	20,361
Installment	13,305	13,697	13,946	14,147	14,316
Credit card	4,862	4,600	4,520	4,434	4,612
Other consumer
Education	5,881	6,070	6,212	6,448	6,626
Automobile	11,157	11,039	11,057	11,120	11,616
Other	4,708	4,612	4,575	4,491	4,511

Total consumer	58,741	59,327	59,899	60,558	62,042

Residential real estate
Residential mortgage	14,162	14,038	14,041	13,982	13,885
Residential construction	249	454	491	507	522

Total residential real estate	14,411	14,492	14,532	14,489	14,407

Total consumer lending	73,152	73,819	74,431	75,047	76,449

Total loans	$206,696	$204,983	$205,153	$204,722	$204,817

(a)	Includes loans to customers in the real estate and construction industries.
(b)	Includes both construction loans and intermediate financing for projects.

Purchase Accounting Accretion and Valuation of Purchased Impaired Loans (Unaudited)

Table 11: Accretion - Purchased Impaired Loans

	Three months ended			Year ended
In millions	December 31 2015	September 30 2015	December 31 2014	December 31 2015	December 31 2014
Impaired loans
Scheduled accretion	$81	$88	$106	$360	$460
Reversal of contractual interest on impaired loans	(53)	(57)	(58)	(217)	(253)

Scheduled accretion net of contractual interest	28	31	48	143	207
Excess cash recoveries (a)	26	19	32	106	127

Total impaired loans	$54	$50	$80	$249	$334

(a)	Relates to excess cash recoveries for purchased impaired commercial loans.

Table 12: Valuation of Purchased Impaired Loans

	December 31, 2015		September 30, 2015		December 31, 2014
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Total purchased impaired loans:
Outstanding balance (a)	$3,933		$4,150		$5,007
Recorded investment (b)	3,522		4,167		4,858
Allowance for loan losses (b)	(310)		(818)		(872)

Net investment/Carrying value	$3,212	82%	$3,349	81%	$3,986	80%

(a)	Outstanding balance represents the balance on the loan servicing system for active loans. Our third quarter 2015 Form 10-Q included, and our 2015 Form 10-K will include, additional information on purchased impaired loans.
(b)	Reflects the change in derecognition policy for purchased impaired loans that are pooled and accounted for as a single asset in the fourth quarter of 2015. See Table 13: Change in Allowance for Loan and Lease Losses for additional detail.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Table 13: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Beginning balance	$3,237	$3,272	$3,306	$3,331	$3,406
Gross charge-offs:
Commercial	(61)	(63)	(48)	(34)	(45)
Commercial real estate	(15)	(4)	(13)	(12)	(24)
Equipment lease financing	(3)	(1)	(1)		(5)
Home equity	(42)	(37)	(50)	(52)	(62)
Residential real estate	(7)	(11)	(6)		(14)
Credit card	(39)	(37)	(41)	(43)	(38)
Other consumer	(49)	(44)	(44)	(48)	(47)

Total gross charge-offs	(216)	(197)	(203)	(189)	(235)
Recoveries:
Commercial	31	42	65	32	51
Commercial real estate	20	11	23	12	20
Equipment lease financing	1	1	1	1	4
Home equity	24	25	24	20	20
Residential real estate	3	4	4	2	3
Credit card	5	5	6	5	5
Other consumer	12	13	13	14	14

Total recoveries	96	101	136	86	117
Net (charge-offs) recoveries:
Commercial	(30)	(21)	17	(2)	6
Commercial real estate	5	7	10	—	(4)
Equipment lease financing	(2)	—	—	1	(1)
Home equity	(18)	(12)	(26)	(32)	(42)
Residential real estate	(4)	(7)	(2)	2	(11)
Credit card	(34)	(32)	(35)	(38)	(33)
Other consumer	(37)	(31)	(31)	(34)	(33)

Total net charge-offs	(120)	(96)	(67)	(103)	(118)
Provision for credit losses	74	81	46	54	52
Write-off of purchased impaired loans	(468)
Other	(1)		(1)	(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	5	(20)	(12)	25	(8)

Ending balance	$2,727	$3,237	$3,272	$3,306	$3,331

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.23%	.19%	.13%	.20%	.23%
Allowance for loan and lease losses to total loans (a)	1.32	1.58	1.59	1.61	1.63
Commercial lending net charge-offs	$(27)	$(14)	$27	$(1)	$1
Consumer lending net charge-offs	(93)	(82)	(94)	(102)	(119)

Total net charge-offs	$(120)	$(96)	$(67)	$(103)	$(118)
Net charge-offs to average loans
Commercial lending	.08%	.04%	(.08)%	.00%	.00%
Consumer lending	.50	.44	.51	.55	.62

(a)	The December 31, 2015 ratio was impacted by the change in derecognition policy for purchased impaired loans that are pooled and accounted for as a single asset. The implementation of this policy change in the fourth quarter of 2015 reduced the purchased impaired loan recorded investment balance included in total loans and associated allowance for loan and lease losses balance each by $468 million. Our third quarter 2015 Form 10-Q included, and our 2015 Form 10-K will include, additional discussion on this policy change.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Table 14: Nonperforming Assets by Type

In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$55	$41	$43	$46	$48
Manufacturing	79	73	55	59	59
Service providers	68	57	50	63	67
Real estate related (b)	40	45	46	66	66
Financial services	1	3	2	1	4
Health care	32	26	28	28	28
Other industries	76	56	34	17	18

Total commercial	351	301	258	280	290

Commercial real estate
Real estate projects	169	184	211	257	290
Commercial mortgage	18	28	31	36	44

Total commercial real estate	187	212	242	293	334

Equipment lease financing	7	7	3	2	2

Total commercial lending	545	520	503	575	626

Consumer lending (c)
Home equity	977	1,029	1,057	1,101	1,112
Residential real estate
Residential mortgage	543	565	623	653	694
Residential construction	6	6	10	12	12
Credit card	3	3	3	3	3
Other consumer	52	54	56	61	63

Total consumer lending	1,581	1,657	1,749	1,830	1,884

Total nonperforming loans (d)	2,126	2,177	2,252	2,405	2,510

OREO and foreclosed assets
Other real estate owned (OREO)	279	293	302	331	351
Foreclosed and other assets	20	20	24	18	19

Total OREO and foreclosed assets (e)	299	313	326	349	370

Total nonperforming assets	$2,425	$2,490	$2,578	$2,754	$2,880

Nonperforming loans to total loans	1.03%	1.06%	1.10%	1.17%	1.23%
Nonperforming assets to total loans, OREO and foreclosed assets	1.17	1.21	1.25	1.34	1.40
Nonperforming assets to total assets	.68	.69	.73	.78	.83
Allowance for loan and lease losses to nonperforming loans (f) (g)	128	149	145	137	133

(a)	See analysis of troubled debt restructurings (TDRs) on page 11.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(e)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.6 billion, $.6 billion, $.6 billion, $.7 billion and $.8 billion at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, which included $.3 billion, $.3 billion, $.4 billion, $.5 billion and $.5 billion, respectively, of loans that are government insured/guaranteed.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.
(g)	The December 31, 2015 ratio was impacted by the fourth quarter of 2015 change in derecognition policy for purchased impaired loans that are pooled and accounted for as a single asset. See footnote (a) of Table 13: Change in Allowance for Loan and Lease Losses on page 9 for additional information on this policy change.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Table 15: Change in Nonperforming Assets

In millions	October 1, 2015 - December 31, 2015	July 1, 2015 - September 30, 2015	April 1, 2015 - June 30, 2015	January 1, 2015 - March 31, 2015	October 1, 2014 - December 31, 2014
Beginning balance	$2,490	$2,578	$2,754	$2,880	$2,975
New nonperforming assets	370	381	372	336	470
Charge-offs and valuation adjustments	(132)	(114)	(129)	(124)	(158)
Principal activity, including paydowns and payoffs	(143)	(167)	(207)	(170)	(183)
Asset sales and transfers to loans held for sale	(68)	(106)	(97)	(93)	(130)
Returned to performing status	(92)	(82)	(115)	(75)	(94)

Ending balance	$2,425	$2,490	$2,578	$2,754	$2,880

Table 16: Largest Individual Nonperforming Assets at December 31, 2015 (a)

In millions
Ranking	Outstandings	Industry
1	$33	Real Estate, Rental and Leasing
2	26	Mining, Quarrying, Oil and Gas Extraction
3	26	Real Estate, Rental and Leasing
4	23	Professional, Scientific and Technical Services
5	22	Wholesale Trade
6	21	Manufacturing
7	17	Construction
8	13	Manufacturing
9	9	Manufacturing
10	9	Real Estate, Rental and Leasing

Total	$199

As a percent of total nonperforming assets 8%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Table 17: Summary of Troubled Debt Restructurings

In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Total consumer lending	$1,917	$1,948	$2,002	$2,020	$2,041
Total commercial lending	434	420	414	510	542

Total TDRs	$2,351	$2,368	$2,416	$2,530	$2,583

Nonperforming	$1,119	$1,171	$1,208	$1,317	$1,370
Accruing (a)	1,232	1,197	1,208	1,213	1,213

Total TDRs	$2,351	$2,368	$2,416	$2,530	$2,583

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans include credit card loans and loans that have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation and loans to borrowers not currently obligated to make principal and interest payments under the restructured terms are not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Table 18: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014
Commercial	$69	$56	$83	$73	$73	.07%	.06%	.08%	.07%	.07%
Commercial real estate	10	32	5	24	23	.04	.12	.02	.10	.10
Equipment lease financing	19	2	2	16	11	.25	.03	.03	.21	.14
Home equity	63	69	65	61	70	.20	.21	.19	.18	.20
Residential real estate
Non government insured	86	84	78	72	95	.60	.58	.54	.50	.66
Government insured	56	62	64	70	68	.39	.43	.44	.48	.47
Credit card	28	26	23	25	28	.58	.57	.51	.56	.61
Other consumer
Non government insured	64	58	51	52	62	.29	.27	.23	.24	.27
Government insured	116	119	121	126	152	.53	.55	.55	.57	.67

Total	$511	$508	$492	$519	$582	.25	.25	.24	.25	.28

Table 19: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014
Commercial	$32	$39	$32	$20	$24	.03%	.04%	.03%	.02%	.02%
Commercial real estate	4	17	5	23	2	.01	.07	.02	.09	.01
Equipment lease financing	2				1	.03				.01
Home equity	30	31	25	30	32	.09	.09	.07	.09	.09
Residential real estate
Non government insured	20	18	20	18	25	.14	.12	.14	.12	.17
Government insured	45	40	38	35	43	.31	.28	.26	.24	.30
Credit card	19	18	17	17	20	.39	.39	.38	.38	.43
Other consumer
Non government insured	21	22	17	18	19	.10	.10	.08	.08	.08
Government insured	75	80	81	82	93	.34	.37	.37	.37	.41

Total	$248	$265	$235	$243	$259	.12	.13	.11	.12	.13

Table 20: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Dec. 31 2015	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014
Commercial	$45	$36	$35	$35	$37	.05%	.04%	.04%	.04%	.04%
Commercial real estate			1					.00
Residential real estate
Non government insured	21	27	19	26	23	.15	.19	.13	.18	.16
Government insured	545	558	585	634	719	3.78	3.85	4.03	4.38	4.99
Credit card	33	30	29	32	33	.68	.65	.64	.72	.72
Other consumer
Non government insured	17	15	13	17	16	.08	.07	.06	.08	.07
Government insured	220	224	232	244	277	1.01	1.03	1.06	1.11	1.22

Total	$881	$890	$914	$988	$1,105	.43	.43	.45	.48	.54

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory, equity capital markets advisory and related services. We also provide commercial loan servicing and real estate advisory and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Hawthorn provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides investment management, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. We hold our equity investment in BlackRock as a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2015, our economic interest in BlackRock was 22%.

Table 21: Period End Employees

	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014
Full-time employees
Retail Banking	21,896	21,960	22,117	22,063	22,216
Other full-time employees (a)	27,252	27,639	27,659	27,696	27,529

Total full-time employees	49,148	49,599	49,776	49,759	49,745

Part-time employees
Retail Banking	2,877	2,985	3,112	3,150	3,274
Other part-time employees (a)	488	564	821	563	568

Total part-time employees	3,365	3,549	3,933	3,713	3,842

Total	52,513	53,148	53,709	53,472	53,587

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 22: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
Income (Loss)
Retail Banking	$213	$251	$241	$202	$172	$907	$728
Corporate & Institutional Banking	539	502	508	482	564	2,031	2,106
Asset Management Group	51	44	62	37	45	194	181
Residential Mortgage Banking	(17)	(4)	19	28	(9)	26	35
Non-Strategic Assets Portfolio	96	68	56	81	76	301	367
Other, including BlackRock (b) (c)	140	212	158	174	209	684	790

Net income	$1,022	$1,073	$1,044	$1,004	$1,057	$4,143	$4,207

Revenue
Retail Banking	$1,645	$1,643	$1,635	$1,526	$1,520	$6,449	$6,049
Corporate & Institutional Banking	1,419	1,363	1,363	1,284	1,444	5,429	5,476
Asset Management Group	288	278	314	281	281	1,161	1,107
Residential Mortgage Banking	155	166	206	207	182	734	800
Non-Strategic Assets Portfolio	109	106	109	121	140	445	587
Other, including BlackRock (b) (c)	237	219	239	312	380	1,007	1,356

Total revenue	$3,853	$3,775	$3,866	$3,731	$3,947	$15,225	$15,375

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. In the first quarter of 2015, enhancements were made to PNC’s funds transfer pricing methodology primarily for costs related to the new regulatory short-term liquidity standards. The enhancements incorporate an additional charge assigned to assets, including for unfunded loan commitments. Conversely, a higher transfer pricing credit has been assigned to those deposits that are accorded higher value under the regulatory rules for liquidity purposes. These adjustments apply to business segment results, primarily favorably impacting Retail Banking and adversely impacting Corporate & Institutional Banking, prospectively beginning with the first quarter of 2015. Prior periods have not been adjusted due to the impracticability of estimating the impact of the change for prior periods.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2015 Form 10-K will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 23: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
INCOME STATEMENT
Net interest income
Noninterest income	$1,074	$1,069	$1,045	$1,038	$986	$4,226	$3,924
Service charges on deposits	164	165	148	146	172	623	633
Brokerage	72	74	71	67	64	284	240
Consumer services	268	260	254	233	247	1,015	961
Other	67	75	117	42	51	301	291

Total noninterest income	571	574	590	488	534	2,223	2,125

Total revenue	1,645	1,643	1,635	1,526	1,520	6,449	6,049
Provision for credit losses	108	57	45	49	54	259	277
Noninterest expense	1,203	1,190	1,210	1,158	1,195	4,761	4,625

Pretax earnings	334	396	380	319	271	1,429	1,147
Income taxes	121	145	139	117	99	522	419

Earnings	$213	$251	$241	$202	$172	$907	$728

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,202	$27,508	$27,775	$28,152	$28,457	$27,657	$28,852
Indirect auto	9,512	9,380	9,287	9,287	9,209	9,367	9,122
Indirect other	484	518	561	603	635	540	703
Education	6,026	6,197	6,387	6,626	6,895	6,307	7,208
Credit cards	4,675	4,537	4,447	4,444	4,475	4,527	4,364
Other	2,482	2,426	2,373	2,347	2,345	2,407	2,238

Total consumer	50,381	50,566	50,830	51,459	52,016	50,805	52,487
Commercial and commercial real estate	10,342	10,518	10,571	10,654	10,698	10,520	10,867
Floor plan	2,246	2,093	2,188	2,213	2,180	2,185	2,215
Residential mortgage	609	649	726	734	552	680	601

Total loans	63,578	63,826	64,315	65,060	65,446	64,190	66,170
Goodwill and other intangible assets	5,946	5,961	5,975	5,990	6,007	5,968	6,034
Other assets	3,153	3,129	3,079	2,967	2,946	3,082	2,842

Total assets	$72,677	$72,916	$73,369	$74,017	$74,399	$73,240	$75,046

Deposits
Noninterest-bearing demand	$26,395	$24,018	$23,434	$22,591	$22,860	$24,119	$22,134
Interest-bearing demand	36,726	35,918	36,454	35,650	34,298	36,189	33,992
Savings	16,991	13,914	13,599	12,888	12,244	14,358	11,847
Money market	53,981	56,163	55,026	53,105	51,204	54,576	50,263
Certificates of deposit	15,789	16,234	16,749	17,318	17,959	16,518	18,972

Total deposits	149,882	146,247	145,262	141,552	138,565	145,760	137,208
Other liabilities	600	632	588	617	555	609	469

Total liabilities	$150,482	$146,879	$145,850	$142,169	$139,120	$146,369	$137,677

PERFORMANCE RATIOS
Return on average assets	1.16%	1.37%	1.32%	1.11%	.92%	1.24%	.97%
Noninterest income to total revenue	35	35	36	32	35	34	35
Efficiency	73	72	74	76	79	74	76

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 23: Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$111	$116	$126	$131	$139
Consumer nonperforming assets	934	976	1,001	1,043	1,059

Total nonperforming assets	$1,045	$1,092	$1,127	$1,174	$1,198

Purchased impaired loans (b)	$462	$516	$531	$553	$575

Commercial lending net charge-offs (recoveries)	$4	$(7)	$1	$1	$(2)	$(1)	$31
Credit card lending net charge-offs	34	31	35	38	33	138	142
Consumer lending (excluding credit card) net charge-offs	55	42	50	60	73	207	285

Total net charge-offs	$93	$66	$86	$99	$104	$344	$458

Commercial lending annualized net charge-off ratio	.13%	(.23)%	.02%	.03%	(.06)%	(.01)%	.24%
Credit card lending annualized net charge-off ratio	2.89%	2.77%	3.15%	3.47%	2.93%	3.06%	3.25%
Consumer lending (excluding credit card) annualized net charge-off ratio	.47%	.36%	.43%	.51%	.60%	.44%	.58%

Total annualized net charge-off ratio	.58%	.41%	.53%	.62%	.63%	.54%	.69%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	56%	56%	55%	54%	54%
Weighted-average loan-to-value ratios (LTVs) (d)(e)	73%	74%	76%	76%	77%
Weighted-average updated FICO scores (f)	752	751	751	748	748
Annualized net charge-off ratio	.28%	.16%	.34%	.42%	.52%	.30%	.54%
Delinquency data - % of total loans: (g)
Loans 30 - 59 days past due	.18%	.20%	.20%	.18%	.20%
Loans 60 - 89 days past due	.09%	.09%	.08%	.09%	.09%

Accruing loans past due	.27%	.29%	.28%	.27%	.29%

Nonperforming loans	2.96%	3.09%	3.13%	3.12%	3.13%

Other statistics:
ATMs	8,956	8,996	8,880	8,754	8,605
Branches (h)	2,616	2,645	2,644	2,660	2,697
Brokerage account client assets (billions) (i)	$43	$42	$44	$44	$43

Customer-related statistics (average):
Non-teller deposit transactions (j)	46%	45%	42%	40%	38%	43%	35%
Digital consumer customers (k)	55%	53%	52%	50%	49%	52%	46%

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and year ended, respectively, and customer-related statistics which are averages for the quarterly and year-to-date periods, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations reflect management assumptions where data limitations exist.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans.
(h)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(i)	Amounts include cash and money market balances.
(j)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(k)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 24: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
INCOME STATEMENT
Net interest income	$881	$887	$871	$855	$956	$3,494	$3,733
Noninterest income
Corporate service fees	376	356	341	310	369	1,383	1,295
Other	162	120	151	119	119	552	448

Noninterest income	538	476	492	429	488	1,935	1,743

Total revenue	1,419	1,363	1,363	1,284	1,444	5,429	5,476
Provision for credit losses	23	46	20	17	21	106	107
Noninterest expense	554	533	547	514	544	2,148	2,064

Pretax earnings	842	784	796	753	879	3,175	3,305
Income taxes	303	282	288	271	315	1,144	1,199

Earnings	$539	$502	$508	$482	$564	$2,031	$2,106

AVERAGE BALANCE SHEET
Loans
Commercial	$85,750	$85,452	$85,739	$84,712	$82,066	$85,416	$78,688
Commercial real estate	24,520	22,965	22,545	22,090	21,720	23,036	21,127
Equipment lease financing	6,865	7,052	6,927	6,914	6,977	6,940	6,892

Total commercial lending	117,135	115,469	115,211	113,716	110,763	115,392	106,707
Consumer	553	694	875	1,352	1,442	866	1,198

Total loans	117,688	116,163	116,086	115,068	112,205	116,258	107,905
Goodwill and other intangible assets	3,836	3,870	3,845	3,835	3,867	3,847	3,826
Loans held for sale	944	826	990	1,106	1,103	966	1,006
Other assets	10,615	10,754	11,318	11,169	10,784	10,961	10,190

Total assets	$133,083	$131,613	$132,239	$131,178	$127,959	$132,032	$122,927

Deposits
Noninterest-bearing demand	$48,763	$49,584	$47,916	$46,976	$46,769	$48,318	$44,210
Money market	21,788	22,942	21,722	22,286	22,706	22,185	21,377
Other	11,414	10,578	9,396	9,340	8,883	10,189	7,958

Total deposits	81,965	83,104	79,034	78,602	78,358	80,692	73,545
Other liabilities	7,312	7,518	7,897	8,271	7,833	7,746	7,551

Total liabilities	$89,277	$90,622	$86,931	$86,873	$86,191	$88,438	$81,096

PERFORMANCE RATIOS
Return on average assets	1.61%	1.51%	1.54%	1.49%	1.75%	1.54%	1.71%
Noninterest income to total revenue	38	35	36	33	34	36	32
Efficiency	39	39	40	40	38	40	38

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 24: Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
COMMERCIAL LOAN SERVICING PORTFOLIO - SERVICED FOR PNC AND OTHERS (in billions)
Beginning of period	$441	$436	$390	$377	$363	$377	$347
Acquisitions/additions	31	29	67	29	35	156	99
Repayments/transfers	(25)	(24)	(21)	(16)	(21)	(86)	(69)

End of period	$447	$441	$436	$390	$377	$447	$377

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$389	$346	$334	$319	$338	$1,388	$1,288
Capital Markets (c)	$221	$207	$205	$180	$230	$813	$777
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$46	$21	$47	$26	$42	$140	$126
Commercial mortgage loan servicing income (e)	70	70	65	56	58	261	222
Commercial mortgage servicing rights valuation, net of economic hedge (f)	3	1	8	16	5	28	38

Total	$119	$92	$120	$98	$105	$429	$386
Average Loans (by C&IB business)
Corporate Banking	$56,784	$57,685	$58,419	$58,227	$56,746	$57,774	$54,341
Real Estate	33,361	31,356	30,574	29,918	29,163	31,312	27,740
Business Credit	14,945	14,678	14,610	14,217	13,849	14,615	13,270
Equipment Finance	10,948	10,990	10,936	10,941	10,805	10,954	10,474
Other	1,650	1,454	1,547	1,765	1,642	1,603	2,080

Total average loans	$117,688	$116,163	$116,086	$115,068	$112,205	$116,258	$107,905
Total loans (g)	$118,607	$116,238	$115,708	$114,946	$113,935
Net carrying amount of commercial mortgage servicing rights (g)	$526	$505	$543	$494	$506
Credit-related statistics:
Nonperforming assets (g)	$518	$484	$463	$516	$557
Purchased impaired loans (g) (h)	$137	$153	$181	$221	$246
Net charge-offs (recoveries)	$24	$26	$(19)	$(1)	$(2)	$30	$8

(a)	See note (a) on page 14.
(b)	Represents consolidated PNC amounts. Our 2015 Form 10-K will include additional information regarding these items.
(c)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(d)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(e)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(f)	Includes amounts reported in corporate service fees.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 25: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
INCOME STATEMENT
Net interest income	$77	$71	$71	$73	$74	$292	$289
Noninterest income	211	207	243	208	207	869	818

Total revenue	288	278	314	281	281	1,161	1,107
Provision for credit losses (benefit)	(2)	(2)	1	12	(3)	9	(1)
Noninterest expense	210	211	215	210	211	846	821

Pretax earnings	80	69	98	59	73	306	287
Income taxes	29	25	36	22	28	112	106

Earnings	$51	$44	$62	$37	$45	$194	$181

AVERAGE BALANCE SHEET
Loans
Consumer	$5,653	$5,630	$5,687	$5,650	$5,606	$5,655	$5,457
Commercial and commercial real estate	817	865	943	932	954	880	986
Residential mortgage	979	939	893	865	854	919	809

Total loans	7,449	7,434	7,523	7,447	7,414	7,454	7,252
Goodwill and other intangible assets	213	222	230	238	247	226	259
Other assets	255	246	252	258	255	240	234

Total assets	$7,917	$7,902	$8,005	$7,943	$7,916	$7,920	$7,745

Deposits
Noninterest-bearing demand	$1,466	$1,220	$1,343	$1,345	$1,436	$1,272	$1,366
Interest-bearing demand	4,199	4,125	4,013	4,241	4,152	4,144	3,954
Money market	5,426	5,462	5,125	4,621	4,025	5,161	3,944
CDs/IRAs/savings deposits	1,125	505	455	455	467	638	454

Total deposits	12,216	11,312	10,936	10,662	10,080	11,215	9,718
Other liabilities	41	42	43	47	53	42	51

Total liabilities	$12,257	$11,354	$10,979	$10,709	$10,133	$11,257	$9,769

PERFORMANCE RATIOS
Return on average assets	2.56%	2.21%	3.11%	1.89%	2.26%	2.45%	2.34%
Noninterest income to total revenue	73	74	77	74	74	75	74
Efficiency	73	76	68	75	75	73	74

OTHER INFORMATION
Total nonperforming assets (b)	$53	$52	$56	$63	$66
Purchased impaired loans (b) (c)	$72	$75	$77	$82	$83
Total net charge-offs (recoveries)	$(1)	$3	$7	$4	$—	$13	$3

CLIENT ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$111	$110	$113	$115	$115
Institutional	148	146	149	150	148

Total	$259	$256	$262	$265	$263

Asset Type
Equity	$145	$142	$152	$151	$151
Fixed income	72	73	73	74	72
Liquidity/Other	42	41	37	40	40

Total	$259	$256	$262	$265	$263

Discretionary client assets under management
Personal	$85	$84	$86	$88	$87
Institutional	49	48	48	48	48

Total	$134	$132	$134	$136	$135

Asset Type
Equity	$72	$70	$75	$75	$75
Fixed income	40	40	41	41	40
Liquidity/Other	22	22	18	20	20

Total	$134	$132	$134	$136	$135

Nondiscretionary client assets under administration
Personal	$26	$26	$27	$27	$28
Institutional	99	98	101	102	100

Total	$125	$124	$128	$129	$128

Asset Type
Equity	$73	$72	$77	$76	$76
Fixed income	32	33	32	33	32
Liquidity/Other	20	19	19	20	20

Total	$125	$124	$128	$129	$128

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Table 26: Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
INCOME STATEMENT
Net interest income	$30	$31	$30	$30	$34	$121	$149
Noninterest income
Loan servicing revenue
Servicing fees	58	49	46	48	54	201	224
Mortgage servicing rights valuation, net of economic hedge	1	12	33	25	1	71	12
Loan sales revenue	64	75	99	104	93	342	420
Other	2	(1)	(2)			(1)	(5)

Total noninterest income	125	135	176	177	148	613	651

Total revenue	155	166	206	207	182	734	800
Provision for credit losses (benefit)		2	(2)	2	(1)	2	(2)
Noninterest expense	181	171	178	161	196	691	746

Pretax earnings (loss)	(26)	(7)	30	44	(13)	41	56
Income taxes (benefit)	(9)	(3)	11	16	(4)	15	21

Earnings (loss)	$(17)	$(4)	$19	$28	$(9)	$26	$35

AVERAGE BALANCE SHEET
Portfolio loans	$1,037	$1,080	$1,163	$1,282	$1,479	$1,140	$1,689
Loans held for sale	949	1,225	1,107	1,147	1,090	1,107	1,120
Mortgage servicing rights (MSR)	1,063	1,108	948	843	948	991	1,014
Other assets	3,428	3,100	3,918	3,973	4,246	3,602	4,034

Total assets	$6,477	$6,513	$7,136	$7,245	$7,763	$6,840	$7,857

Deposits	$2,469	$2,529	$2,497	$2,215	$2,302	$2,428	$2,285
Borrowings and other liabilities	1,458	1,462	2,436	2,840	3,057	2,044	2,879

Total liabilities	$3,927	$3,991	$4,933	$5,055	$5,359	$4,472	$5,164

PERFORMANCE RATIOS
Return on average assets	(1.04)%	(.24)%	1.07%	1.57%	(.46)%	.38%	.45%
Noninterest income to total revenue	81	81	85	86	81	84	81
Efficiency	117	103	86	78	108	94	93

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$122	$115	$113	$108	$111	$108	$114
Acquisitions	5	10	6	8		29	4
Additions	2	2	2	2	1	8	8
Repayments/transfers	(6)	(5)	(6)	(5)	(4)	(22)	(18)

End of period	$123	$122	$115	$113	$108	$123	$108

Servicing portfolio - third-party statistics: (b)
Fixed rate	95%	94%	94%	94%	94%
Adjustable rate/balloon	5%	6%	6%	6%	6%
Weighted-average interest rate	4.25%	4.29%	4.35%	4.41%	4.47%
MSR asset value (in billions)	$1.1	$1.0	$1.0	$.8	$.8
MSR capitalization value (in basis points)	86	79	88	74	78
Weighted-average servicing fee (in basis points)	27	27	27	27	27

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$95	$97	$106	$107	$108	$107	$131
Provision	1	2	1	1	4	5
Losses - loan repurchases	(2)	(4)	(10)	(2)	(5)	(18)	(24)

End of period	$94	$95	$97	$106	$107	$94	$107

OTHER INFORMATION
Loan origination volume (in billions)	$2.3	$2.7	$2.9	$2.6	$2.4	$10.5	$9.5
Loan sale margin percentage	2.91%	2.80%	3.44%	4.09%	3.96%	3.32%	4.41%
Percentage of originations represented by:
Purchase volume (c)	45%	55%	50%	31%	42%	45%	45%
Refinance volume	55%	45%	50%	69%	58%	55%	55%
Total nonperforming assets (b)	$81	$88	$88	$105	$120

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Table 27: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2015	September 30 2015	June 30 2015	March 31 2015	December 31 2014	December 31 2015	December 31 2014
INCOME STATEMENT
Net interest income	$90	$90	$100	$112	$122	$392	$547
Noninterest income	19	16	9	9	18	53	40

Total revenue	109	106	109	121	140	445	587
Provision for credit losses (benefit)	(53)	(25)	(5)	(31)	(20)	(114)	(119)
Noninterest expense	10	23	26	24	39	83	125

Pretax earnings	152	108	88	128	121	476	581
Income taxes	56	40	32	47	45	175	214

Earnings	$96	$68	$56	$81	$76	$301	$367

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$85	$102	$114	$125	$149	$107	$180
Lease financing	637	632	629	625	645	630	675

Total commercial lending	722	734	743	750	794	737	855

Consumer Lending:
Home equity	2,523	2,706	2,854	3,021	3,154	2,774	3,396
Residential real estate	3,565	3,741	4,023	4,184	4,399	3,877	4,812

Total consumer lending	6,088	6,447	6,877	7,205	7,553	6,651	8,208

Total portfolio loans	6,810	7,181	7,620	7,955	8,347	7,388	9,063
Other assets (b)	(623)	(721)	(706)	(679)	(678)	(682)	(725)

Total assets	$6,187	$6,460	$6,914	$7,276	$7,669	$6,706	$8,338

Deposits and other liabilities	$81	$218	$222	$224	$219	$186	$225

Total liabilities	$81	$218	$222	$224	$219	$186	$225

PERFORMANCE RATIOS
Return on average assets	6.16%	4.18%	3.25%	4.51%	3.93%	4.49%	4.40%
Noninterest income to total revenue	17	15	8	7	13	12	7
Efficiency	9	22	24	20	28	19	21

OTHER INFORMATION
Nonperforming assets (c)	$529	$571	$616	$669	$710
Purchased impaired loans (c) (d)	$2,839	$3,411	$3,663	$3,808	$3,943
Net charge-offs (recoveries)	$4	$(1)	$(7)	$—	$12	$(4)	$47
Annualized net charge-off ratio	.20%	(.05)%	(.36)%	—%	.57%	(.06)%	.52%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$75	$98	$108	$120	$130
Lease financing	638	633	630	626	625

Total commercial lending	713	731	738	746	755

Consumer Lending:
Home equity	2,203	2,586	2,765	2,944	3,091
Residential real estate	3,300	3,625	3,941	4,139	4,290

Total consumer lending	5,503	6,211	6,706	7,083	7,381

Total loans	$6,216	$6,942	$7,444	$7,829	$8,136

(a)	See note (a) on page 14.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

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Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

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Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

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Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC during the applicable presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.